UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2017

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 9, 2017, the Board of Directors (the “Board”) of Marriott International, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access.

Sections 3.14 and 3.15 of the Bylaws have been added to permit a shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of shareholders, director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the shareholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

The Bylaws were also amended to:

•	make updates and minor conforming changes to the advance notice provisions in Section 2.10 of the Bylaws in light of the adoption of proxy access;

•	remove Section 3.6 to provide flexibility relating to the first meeting of the Board after its election;

•	clarify that the Bylaws permit notice by electronic transmission as defined in the General Corporation Law of Delaware in Sections 3.8 and 4.1;

•	provide that any two authorized officers of the Company may sign share certificates in conformity with recently updated provisions of the General Corporation Law of Delaware in Section 6.1;

•	provide that, consistent with typical practice, the inspection and location of the books and records of the Company shall be governed by applicable law or resolution of the Board (rather than the shareholders) in Article VII; and

•	make other minor administrative, clarifying and conforming changes.

The amendments to the Bylaws were effective immediately.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3(ii) hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

3(ii)	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017	MARRIOTT INTERNATIONAL, INC.

	By:	/s/ Edward A. Ryan
Name: Edward A. Ryan
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended and Restated Bylaws